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                                                                   EXHIBIT 11
                              TYSON FOODS, INC.
                      Computation of Earnings Per Share

                    (In Thousands Except Per Share Data)

                                                            Quarter Ended
                                                     ------------------------
                                                      January 1,   January 2,
                                                         1994        1993
                                                     ------------------------
Primary:

     Average common shares outstanding
     during the period                                   147,503      147,123


     Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                                          1,077        1,244
                                                         -------      -------

     Total common and common equivalent
     shares outstanding                                  148,580      148,367
                                                         =======      =======
     Net income                                          $44,379      $39,396
                                                         =======      =======
     Earnings per share                                    $0.30        $0.27
                                                           =====        =====

Fully Diluted:

     Average common shares outstanding
     during the period                                   147,503      147,123

     Net effect of dilutive stock
     options based on the treasury
     stock method using the quarter-
     end market price, if higher
     than average market price                             1,149        1,308
                                                         -------      -------

     Total common and common equivalent
     shares outstanding                                  148,652      148,431
                                                         =======      =======
     Net income                                          $44,379      $39,396
                                                         =======      =======
     Earnings per share                                    $0.30        $0.27
                                                           =====        =====







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